Exhibit 99.1

iPower Schedules Fiscal First Quarter 2022 Conference Call for

November 11, 2021 at 4:30 p.m. ET

DUARTE, CA, November 8, 2021 -- iPower Inc. (Nasdaq:IPW) (“iPower” or the “Company”), one of the leading online hydroponic equipment suppliers and retailers in the United States, will host a conference call on Thursday, November 11, 2021 at 4:30 p.m. Eastern time to discuss the financial results for its fiscal first quarter ended September 30, 2021. The Company’s results will be reported in a press release prior to the call.

iPower management will host the conference call, followed by a question-and-answer period.

Date: Thursday, November 11, 2021
Time: 4:30 p.m. Eastern time
Toll-free dial-in number: (888) 705-0179
International dial-in number: (409) 981-0009
Conference ID: 5848879

Webcast: iPower FQ1 2022 Conference Call

Please call the conference call dial in 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (949) 200-4603.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

About iPower Inc.

iPower Inc. is one of the leading online retailers and suppliers of hydroponics equipment and accessories in the United States. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its website, www.zenhydro.com, and its online platform partners. All orders are fulfilled from iPower’s two fulfillment centers in Southern California. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at https://ir.meetipower.com/.

US Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(949) 200-4603

IPW@elevate-ir.com

Int’l Investor Relations Contact:

Sherry Zheng

Weitian Group LLC

(718) 213-7386

shunyu.zheng@weitian-ir.com